SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

May 8, 2013
Date of Report
(Date of Earliest Event Reported)

Tianyin Pharmaceutical Co., Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-52236	20-4857782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23rd Floor, Unionsun Yangkuo Plaza, No. 2, Block 3
South Renmin Road
Chengdu, P. R. China, 610041
(Address of principal executive offices (zip code))

+011-86-28-8615-4737
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 5-Corporate Governance and Management

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 8, 2013, we held an annual shareholder meeting for the fiscal year ended June 30, 2012. A total of 24,980,939 shares were voted in person or by proxy, representing 85.16% of the 29,332,791shares entitled to be voted. All of our directors, specifically, Dr. Guoqing Jiang, Dr. James Jiayuan Tong, Professor Jianping Hou, Professor Zunjian Zhang and Mr. Bo Tan were re-elected at the meeting. Furthermore, the re-appointment of Patrizio & Zhao, LLC as our independent accountants to audit our financial statements as of June 30, 2013 and for the fiscal year then ending was approved and ratified.

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure

On May 8, 2013, during our annual shareholder meeting Q&A session, Dr. Tong, our Chief Financial Officer, provided in his answer to a shareholder that the third party sales by our subsidiary, Sichuan Jiangchuan Pharmaceutical Co., Ltd, in the last quarter ended March 31, 2013 were less than RMB 500,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIANYIN PHARMACEUTICAL CO., INC.

By: /s/  Dr. James Jiayuan Tong
      Name:  Dr. James Jiayuan Tong
      Title:   Chief Financial Officer

Dated:  May 9, 2013